FOR IMMEDIATE RELEASE

LADENBURG THALMANN REPORTS
FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Highlights:

•	Revenues increased by 25% to record $1.2 billion in fiscal 2015

•	Fiscal 2015 EBITDA, as adjusted, of $43.6 million

•	Client assets of approximately $125 billion at December 31, 2015, up 15% year-over-year

•	Recurring revenue of 74% in independent brokerage and advisory services business

•	Shareholders’ equity of $376 million at December 31, 2015

MIAMI, FL, March 16, 2016 -- Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the fourth quarter and full year ended December 31, 2015.
Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg’s revenues grew significantly in 2015 fueled by acquisitions in our independent brokerage and advisory services businesses and solid growth in our advisory fees, demonstrating the ongoing strength of the independent broker-dealer area. Despite a challenging market environment in the capital markets and investment banking business, we believe we are well positioned as a balanced financial services firm and remain confident that Ladenburg will generate long-term value for our shareholders in the year ahead.”
Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “Continued volatile market conditions in 2015, including the fourth quarter, impacted our capital markets and investment banking businesses, resulting in a decline of equity capital raises for small and mid-cap public companies compared to the prior year.  At the same time, our independent brokerage and advisory services businesses continued to grow, with strong recurring revenue of 74% in 2015, and we now have total advisory assets under management of $50 billion.  We view this sector as one of the most vibrant growth areas in the financial services industry and see ample opportunity to build market share in 2016 through recruiting, strategic acquisitions and internal growth.”

For the Fourth Quarter and Full Year Ended December 31, 2015
Fourth quarter 2015 revenues were $294.3 million, an 11% increase from revenues of $265.0 million in the fourth quarter of 2014, in part due to the acquisition of Securities Service Network, Inc. (“SSN”). Advisory fee revenue for the three months ended December 31, 2015 increased by 17% to $114.1 million from $97.9 million for the comparable period in 2014, mainly as a result of new business development and the acquisition of SSN, which added over $5 billion in advisory assets.
Net loss attributable to the Company for the fourth quarter of 2015 was $2.2 million, as compared to net income attributable to the Company of $10.4 million in the fourth quarter of 2014. Net loss available to common shareholders, after payment of preferred dividends, was $9.5 million or ($0.05) per basic and diluted common share for the fourth quarter of 2015, as compared to net income available to common shareholders of $5.0 million or $0.03 per basic common share and $0.02 per diluted common share, respectively, in the comparable 2014 period. The fourth quarter 2015 results included approximately $9.8 million of non-cash charges for depreciation, amortization and compensation, $1.4 million of amortization of retention and forgivable loans, $1.2 million of interest expense and $1.8 million of income tax expense. The fourth quarter 2014 results included approximately $8.7 million of non-cash charges for depreciation, amortization and compensation, $2.9 million of amortization of retention and forgivable loans, $1.8 million of interest expense, $0.2 million of loss on extinguishment of debt and $8.4 million of income tax benefit resulting from the KMS acquisition and the reversal of the Company's deferred tax asset valuation allowance.
Full year 2015 revenues were $1.2 billion, a 25% increase from revenues of $921.3 million for full year 2014. Net loss attributable to the Company for fiscal 2015 was $11.2 million, as compared to net income attributable to the Company of $33.4 million in fiscal 2014. Net loss available to common shareholders, after payment of preferred dividends, was $39.3 million or ($0.21) per basic and diluted common share in 2015, as compared to net income available to common shareholders, after payment of preferred dividends, of $16.2 million or $0.09 per basic and $0.08 per diluted common share in 2014. The 2015 results included approximately $35.8 million of non-cash charges for depreciation, amortization and compensation, $9.2 million of amortization of retention and forgivable loans, $5.2 million of interest expense, $0.3 million of loss on extinguishment of debt and $0.5 million of income tax benefit. The 2014 results included approximately $28.9 million of non-cash charges for depreciation, amortization and compensation, $11.0 million of amortization of retention and forgivable loans, $7.0 million of interest expense, $0.5 million of loss on early extinguishment of debt and $23.3 million of income tax benefit primarily resulting from the Highland and KMS acquisitions and the reversal of the Company's deferred tax asset valuation allowance.
Recurring Revenues
For the quarter and full year ended December 31, 2015, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep fees and certain other fees, represented approximately 73% and 74%, respectively, of revenues from the Company’s independent brokerage and advisory services business. Recurring revenues for this business were approximately 71% for full year 2014.
EBITDA, as adjusted
EBITDA, as adjusted, for the fourth quarter of 2015 was $13.0 million, a 25% decrease from $17.3 million in the comparable 2014 period. EBITDA, as adjusted, for full year 2015 was $43.6 million, a decrease of 29% from $61.2 million for the prior-year period. Attached hereto as Table 2 is a reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company as reported (see “Non-GAAP Financial Measures” below). The decline in EBITDA, as adjusted, for the full year 2015 was primarily attributable to an $11.3 million decrease in EBITDA, as adjusted, in our investment banking and insurance brokerage businesses.
Client Assets
At December 31, 2015, total client assets under administration were approximately $125 billion, an increase of 15% from approximately $108 billion at December 31, 2014. At December 31, 2015, client assets included cash balances of approximately $4.8 billion, an increase of 19% from approximately $4.0 billion at prior year-end.
Stock Repurchases
During the quarter ended December 31, 2015, Ladenburg repurchased 1,606,746 shares of its common stock at a cost of approximately $4.5 million, representing an average price per share of $2.81. During the period from January 1, 2015 through December 31, 2015, Ladenburg repurchased 5,673,415 shares of its common stock at a cost of approximately $16.4 million, representing an average price per share of $2.88. Since the inception of its stock repurchase program in March 2007 through March 7, 2016, Ladenburg has repurchased 20,870,044 shares at a total cost of approximately $42.3 million, including purchases of 7,500,000 shares outside its stock repurchase program. As of March 7, 2016, Ladenburg has the authority to repurchase an additional 4,129,956 shares under its current repurchase plan.
Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention and forgivable loans, change in fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, non-cash compensation expense, financial advisor recruiting expense and other expense, which includes loss on write-off of receivable from subtenant, excise and franchise tax expense and compensation expense that may be paid in stock, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention and forgivable loans and financial advisor recruiting expenses, or do not involve a cash outlay, such as stock-related compensation, which is expected to remain a key element in our long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, (loss) income before income taxes, net (loss) income and cash flows provided by (used in) operating activities.
About Ladenburg
Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Securities Service Network, Inc., Investacorp, Inc. and KMS Financial Services, Inc., as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management Inc., Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact:    Paul Caminiti/Emily Deissler
Sard Verbinnen & Co
212-687-8080
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of our independent brokerage and advisory business, growth of our investment banking business and future levels of recurring revenue. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the Department of Labor’s proposed rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plan, plan sponsors, plan participants and the holders of individual retirement or health savings accounts, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Tables Follow]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2015	2014	Change	2015	2014	Change
Revenues:
Commissions	$139,019	$129,214	7.6%	$558,683	$445,734	25.3%
Advisory fees	114,103	97,948	16.5%	462,087	343,212	34.6%
Investment banking	10,013	8,692	15.2%	35,145	46,998	(25.2)%
Principal transactions	(155)	239	(164.9)%	602	1,938	(68.9)%
Interest and dividends	1,419	1,077	31.8%	3,842	6,209	(38.1)%
Service fees and other income	29,934	27,780	7.8%	91,759	77,162	18.9%
Total revenues	294,333	264,950	11.1%	1,152,118	921,253	25.1%
Expenses:
Commissions and fees	210,808	185,045	13.9%	857,842	662,178	29.5%
Compensation and benefits	42,076	38,840	8.3%	149,786	120,231	24.6%
Non-cash compensation	2,833	2,852	(0.7)%	8,759	10,541	(16.9)%
Brokerage, communication and clearance fees	5,021	4,897	2.5%	20,727	17,900	15.8%
Rent and occupancy, net of sublease revenue	2,423	2,085	16.2%	9,797	7,040	39.2%
Professional services	4,093	2,949	38.8%	14,565	11,040	31.9%
Interest	1,199	1,795	(33.2)%	5,169	6,990	(26.1)%
Depreciation and amortization	6,997	5,870	19.2%	27,077	18,397	47.2%
Acquisition-related expense	271	1,034	(73.8)%	528	2,342	(77.5)%
Loss on extinguishment of debt	—	234	(100.0)%	252	548	(54.0)%
Amortization of retention and forgivable loans	1,407	2,897	(51.4)%	9,238	11,041	(16.3)%
Other	17,650	14,422	22.4%	60,128	43,011	39.8%
Total expenses	294,778	262,920	12.1%	1,163,868	911,259	27.7%
(Loss) income before item shown below	(445)	2,030	(121.9)%	(11,750)	9,994	(217.6)%
Change in fair value of contingent consideration	24	—	N/A	55	12	358.3%
(Loss) income before income taxes	(421)	2,030	(120.7)%	(11,695)	10,006	(216.9)%
Income tax expense (benefit)	1,806	(8,397)	121.5%	(482)	(23,346)	97.9%
Net (loss) income	(2,227)	10,427	(121.4)%	(11,213)	33,352	(133.6)%
Net loss attributable to noncontrolling interest	(23)	(19)	(21.1)%	(62)	(81)	23.5%
Net (loss) income attributable to the Company	(2,204)	10,446	(121.1)%	(11,151)	33,433	(133.4)%
Dividends declared on preferred stock	(7,335)	(5,461)	(34.3)%	(28,108)	(17,244)	(63.0)%
Net (loss) income available to common shareholders	$(9,539)	$4,985	(291.4)%	$(39,259)	$16,189	(342.5)%

Net (loss) income per share available to common shareholders (basic)	$(0.05)	$0.03	(266.7)%	$(0.21)	$0.09	(333.3)%
Net (loss) income per share available to common shareholders (diluted)	$(0.05)	$0.02	(350.0)%	$(0.21)	$0.08	(362.5)%

Weighted average common shares used in computation of per share data:
Basic	181,423,440	184,805,171	(1.8)%	183,660,993	182,768,494	0.5%
Diluted	181,423,440	210,297,301	(13.7)%	183,660,993	206,512,437	(11.1)%

TABLE 2
LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company as reported.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(Unaudited; dollars in thousands)	2015	2014	% Change	2015		2014	% Change
Total revenues	$294,333	$264,950	11%	$1,152,118		$921,253	25%
Total expenses	294,778	262,920	12%	1,163,868		911,259	28%
(Loss) income before income taxes	(421)	2,030	(121)%	(11,695)		10,006	(217)%
Net (loss) income attributable to the Company	(2,204)	10,446	(121)%	(11,151)		33,433	(133)%

Reconciliation of EBITDA, as adjusted, to net (loss) income attributable to the Company:

EBITDA, as adjusted	$12,958	$17,283	(25)%	$43,636		$61,178	(29)%
Add:
Interest income	77	50	54%	254		245	4%
Change in fair value of contingent consideration	24	—	*	55		12	358%
Less:
Loss on extinguishment of debt	—	(234)	(100)%	(252)		(548)	(54)%
Interest expense	(1,199)	(1,795)	(33)%	(5,169)		(6,990)	(26)%
Income tax (expense) benefit	(1,806)	8,397	(122)%	482		23,346	(98)%
Depreciation and amortization	(6,997)	(5,870)	19%	(27,077)		(18,397)	47%
Non-cash compensation expense	(2,833)	(2,852)	(1)%	(8,759)		(10,541)	(17)%
Amortization of retention and forgivable loans	(1,408)	(2,897)	(51)%	(9,238)		(11,041)	(16)%
Financial advisor recruiting expense	(717)	(602)	19%	(2,387)		(1,489)	60%
Acquisition-related expense	(271)	(1,034)	(74)%	(528)		(2,342)	(77)%
Other	(32)	—	*	(2,168)	(1)	—	*
Net (loss) income attributable to the Company	$(2,204)	$10,446	(121)%	$(11,151)		$33,433	(133)%

* Not Meaningful

(1)
Includes loss on write-off of receivable from subtenant of $855, deferred compensation obligation of $532, rent expense due to default by subtenant of $468 and excise and franchise tax expense of $313 for the twelve months ended December 31, 2015.